UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2015

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

4555 South Palo Verde, Suite 123
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective May 28, 2015, CDEX Inc. (the “Company”) entered into a Consulting Advisory Services Agreement (the “Agreement”) with Osprey Capital Advisors, LLC, a Florida limited liability company (the “Consultant”).  The Agreement calls for the Consultant to provide advisory and consulting services to the Company, including introduction to, and establishing relationships with, individuals and entities for possible investment in the Company,  guidance on markets, product distribution, employment, board development and related matters, business plan development, review of the Company’s long- and short-term growth objectives, investor relations and public relations services and the Company’s approach to its business and financial strategy and efforts taken by the Company to date to develop investor interest.

As consideration for such services, the Company has agreed to issue to the Consultant an aggregate of 12 million shares of its Class A common stock, 7.5 million of such shares issuable upon signing of the Agreement.  The Agreement has a term of 240 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.

Date: May 29, 2015	By:	/s/ Stephen McCommon
Stephen McCommon, CFO